UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________
FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
March 23, 2020
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PLURALSIGHT, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38498	82-3605465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

182 North Union Avenue
Farmington, Utah 84025
(Address of principal executive offices)

(801) 784-9007
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001, par value	PS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Pluralsight, Inc., a Delaware corporation (the "Company"), adopted amended and restated bylaws that became effective on May 21, 2018 (the "Bylaws"). Article XI of the Bylaws provides in part, that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933 (such provision, a "Federal Forum Provision").

On December 19, 2018, the Delaware Court of Chancery issued a decision in Matthew Sciabacucchi v. Matthew B. Salzberg et al., C.A. No. 2017-0931-JTL (Del. Ch.), finding that provisions such as the Federal Forum Provision are not valid under Delaware law. Following this decision, the Company issued an 8-K stating that it did not intend to enforce the Federal Forum Provision in its Bylaws unless and until such time there was a final determination by the Delaware Supreme Court regarding the validity of such provisions.

On March 18, 2020, the Delaware Supreme Court issued its decision in Salzburg et al. v. Matthew Sciabacucchi, No. 346, 2019 (Del.), which reversed the Delaware Court of Chancery’s decision. The Delaware Supreme Court found that provisions such as the Federal Forum Provision are facially valid under Delaware law. In light of this decision finally resolving the facial validity of such provisions, the Company intends to enforce the Federal Forum Provision in its Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pluralsight, Inc.

March 23, 2020	By:	/s/ Matthew Forkner
Matthew Forkner
Chief Legal Officer and Corporate Secretary

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